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                                                                    EXHIBIT 10.8


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                           SOFTWARE SERVICE AGREEMENT
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The following document constitutes a Software Service Agreement between:

SUMMIT V, INC., a subsidiary of Jenkon International, Inc., a corporation organized and existing under the laws of the State of Washington, United States of America, located at 4601 NE 77TH AVENUE, SUITE 300, VANCOUVER, WASHINGTON 98662, hereinafter referred to as Seller, and

IS 14, INC. (MAXIS GROUP INC.), a corporation organized and existing under the laws of the State of GEORGIA, United States of America, located at 11205 ALPHARETTA HWY, SUITE G-3, ROSWELL, GEORGIA 30076, hereinafter referred to as Buyer.

1.       BASIS OF AGREEMENT:

         Buyer has engaged Seller to provide certain software as described further below with respect to the Summit V Jenkon Software Base System and related modules (hereinafter referred to as the "Software") which are the subject of a Software License Agreement dated as of 2/2/97 between Seller and Buyer.

2.       PRICE AND PAYMENT:

2.1      PRICE:

         Buyer shall pay annually to Seller for Covered Service as defined, the sum of $6,075.00 in U.S. Funds.

2.2      PAYMENT SCHEDULE:

         Seller will invoice Buyer in advance for each period of Covered Service. Payments are required to be received by Seller prior to the start of the period to insure continued service.

         Payment Schedule:  Payment of     $506.00     Monthly

2.3      EFFECTIVE DATE

         Date:  2/2/97.  This is the effective date of this Agreement.

2.4      TAXES:

         All service charges are exclusive of applicable federal, state or local taxes. Buyer shall pay or reimburse Seller for any such taxes to the invoices submitted to Buyer by Seller.

2.5      CHANGES IN SERVICE RATE:

         Seller may change the service charges for Covered Service anytime with thirty (30) days prior written notice to the Buyer. Buyer has the right to cancel this Agreement within thirty (30) days of receiving such notice with a written cancellation notice. Seller shall not increase charges more than 10% of the price paid by Seller in accordance with
         Section 2.1.



Summit V, Inc.                                                  Global Alliance
(360) 256-4400 Phone           Software Service Agreement                Page 1
(360) 256-8099 Fax                                             January 30, 1997


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3.       COVERED SERVICE:


3.1      COVERED SERVICE:

         The term "Covered Service" as used herein means the periodic service Seller deems reasonable, appropriate and necessary to keep Buyer's Software performing as documented in the documentation manuals provided by Seller to Buyer. Covered Service shall be provided during Seller's normal business hours on all weekdays, Monday through Friday. Buyer shall have access to Emergency Hotline Support outside of normal business hours and during holidays. Seller shall provide to Buyer under the terms of this Agreement, the following:

         3.1.1 Continuing warranty that the licensed programs will perform substantially as described in the written manuals for the version of Licensed Software in use.

         3.1.2 Free telephone support service during Seller's normal business hours.

         3.1.3    Free access to 24 hour Emergency Hotline Support Services.

         3.1.4 New enhancements and upgrades to Licensed Software. Major enhancements that are priced separately to other Buyers who purchase similar Software from Seller will be made available to Buyer at costs charged by Seller to such other customers. Where Buyer has implemented special changes to existing programs, the new enhancements may required special installation work to incorporate the Buyer's special changes. In such cases, Seller will install the enhancements at buyers request with special changes incorporated, and charge the fees based on Seller's current rates.

         3.1.5 New versions of computer equipment operating system tapes as they are made available to Seller from the equipment vendors. Seller will provide installation instructions for each tape.

         3.1.6 Manufacturer/vendor technical notes as they are made available to Seller. These notes often describe operating system problems and solutions that the vendor has discovered and other information of a technical nature that may assist Buyer to keep the computer equipment operational and operating system Software at the most current version releases and functionality.

         3.1.7 Seller will, from time to time, advise Buyer of new devices, software programs, or other information that will aid Buyer in the ongoing utilization of the computer system.

         3.1.8 Patches and fixes to the Software as they are made generally available by Seller.

         3.1.9 System efficiency evaluation. Performed and reported as needed.

         3.1.10 Free Software program updates to generate 1099 and T4A forms for U.S. and Canadian tax reporting.

         3.1.11 Repair or correction of Software programming due to special changes made by Seller at Buyer's request.



Summit V, Inc.                                                  Global Alliance
(360) 256-4400 Phone           Software Service Agreement                Page 2
(360) 256-8099 Fax                                             January 30, 1997

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3.2      EXCLUSIONS FROM COVERED SERVICE

         Covered Service does not include the following:

         3.2.1    Those items listed under 3.4, "Billable Service Call".

         3.2.2 Correction of Buyer data caused by Buyer's error or equipment failure.

         3.2.3    Work on Software not sold and licensed to Buyer by the Seller.

         3.2.4 Buyer shall advise Seller in writing of any modifications made to the Software. Seller shall not be responsible for maintaining Buyer modified portions of the Software. Corrections or defects traceable to Buyer's errors or system changes will be billed at Seller's standard time and materials rate.

3.3      TRAINING

         Seller reserves the right to require that Buyer undertakes further training if the number of requests for support are excessive. If further training is not undertaken, additional support fees may be incurred by Buyer.

3.4      BILLABLE SERVICE CALL

         Billable service call will be any service, other than Covered Service, performed by Seller and includes, but is not limited to, the following types of service:

         3.4.1 Work requested by the Buyer for the creation of new software programs, or the enhancement or customizing, of existing Software programs.

         3.4.2 Training, consulting, or advising Buyer on matters not covered under Covered Service.

         3.4.3    Correcting or changing data at the request of Buyer.

         3.4.4 Work requested by Buyer to install new enhancements to previously changed or customized programs where the new version of the programs does not contain the special change or customized feature previously installed for Buyer.

         3.4.5 Work required to correct the Operating System or Licensed Software which has been modified by the Buyer or a third party.

         3.4.6 Work required to correct problems which would not have occurred if the current release of the Software, which had been offered to the Buyer, was being used by Buyer but the Buyer elected not to load it on the system.

         3.4.7 Revisions to the operating system and the application Software that are made available to the Seller by the Manufacturer for a fee, are excluded from being provided at no charge and will be made available to Buyer for a fee.

         3.4.8 Assistance with setup of peripheral devices purchased from Seller.



Summit V, Inc.                                                  Global Alliance
(360) 256-4400 Phone           Software Service Agreement                Page 3
(360) 256-8099 Fax                                             January 30, 1997

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3.5      BILLABLE SERVICE TERMS AND RATES

         Billable service will be charged to the Buyer according to the Seller's billable rates in force at the time the service is carried out. All charges for billable service shall be paid by Buyer within the terms set in the sales order for any work sold on a sales order, otherwise within the due date on the invoice. Failure to comply with this shall cause a default of this Agreement. Interest will be charged on the past due balances at an annualized rate of 18% (1.5% per month) or the maximum allowed by law, whichever is less.

         Billable service calls, as defined herein, performed at Buyer's location will be charged at the minimum rate of $800 for the first eight hours. Each additional hour beyond the first eight will be charged at the Seller's current billable rates, plus transportation, lodging, and other related business expenses.

3.6      TAXES

         All service charges are exclusive of applicable federal, state or local taxes. Buyer shall pay or reimburse Seller for any such taxes to the invoices submitted to Buyer by Seller.

4.       TERM AND TERMINATION:

         This Agreement shall become effective on the Effective Date of this Agreement, and unless sooner terminated as hereinafter provided, shall remain in full force and effect for an initial term of one (1) year from such date, and then automatically renewed each subsequent year unless otherwise terminated by either party by written notice delivered at least 30 days in advance. Automatic renewal shall not occur if Buyer is in default of a material term of the Agreement.

         Buyer, after the initial term, may terminate this Software Service Agreement at any time upon thirty (30) days written notice. Subject to Sections 4.1-4.7 below, Seller may not elect to terminate for a minimum of five years.

         Seller shall have the right at its option to immediately terminate this Agreement by written notice to Buyer in the event of:

         4.1      An assignment for the benefit of creditors, or

         4.2      Admitted insolvency, or

         4.3      Dissolution or loss of charter by forfeiture, or

         4.4 Being adjudged bankrupt or insolvent by a United States Court of competent jurisdiction, or

         4.5 A trustee or receiver being appointed for all assets or any substantial proportion thereof, or

         4.6 Filing a voluntary petition under any bankruptcy or other similar law providing for reorganization, dissolution, or liquidation, or

         4.7 Consenting to the appointment of a receiver or a trustee for all assets of any substantial part thereof.


Summit V, Inc.                                                  Global Alliance
(360) 256-4400 Phone           Software Service Agreement                Page 4
(360) 256-8099 Fax                                             January 30, 1997

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5.       LIMITATION OF LIABILITY:

5.1      LIMITATIONS

         In all situations involving performance or nonperformance of the Licensed Software furnished hereunder, Licenser's entire liability and the Licensee's exclusive remedy shall be as follows:

         5.1.1 Buyer agrees that any damages resulting from Seller's liability hereunder would be difficult to calculate with certainty and, therefore, agrees that Seller's total liability hereunder, including but not limited to any negligence of Seller, shall not exceed the amount paid for Covered Service by Buyer to Seller for the three (3) months immediately preceding the occurrence giving rise to any claim by Buyer and said amount shall constitute the maximum amount of liquidated damages. In no event, will Seller be liable for any loss of data, loss of profit, or liability to third parties, however caused.

         5.1.2 No action regardless of form, arising out of a claim of a breach of this Agreement may be brought by either party more than one (1) year after the date of the alleged breach, except that an action for nonpayment will be limited only by the statute of limitations of the State of Washington

6.       GENERAL:

6.1      DEFAULT

         It is a default under this Agreement if any one or more of the following events occur and Seller is adversely affected:

         6.1.1 Buyer breaches any one or more of the covenants, terms or conditions of this Agreement to be paid, performed, or complied with by Buyer; or

         6.1.2    Buyer becomes bankrupt or insolvent

6.2      NOTICES

         All notices required hereunder shall be given in writing and shall be personally delivered or sent by postage prepaid mail addressed to the parties at their addresses first mentioned, or at such other addresses as either party may designate to the other by notice as provided in this section. Notices shall be deemed effective upon their deposit into the U.S. Mail, properly addressed and postage prepaid.

6.3      INVALID PROVISIONS

         If any provision of this Agreement be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.


Summit V, Inc.                                                  Global Alliance
(360) 256-4400 Phone           Software Service Agreement                Page 5
(360) 256-8099 Fax                                             January 30, 1997

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6.4      ENTIRE AGREEMENT

         This Agreement supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral, requests for proposals, or previous discussions of the parties. There have been no other promises or inducements, oral or written, given by any party to the other to enter into this Agreement. The parties agree that this Agreement or any term or provision thereof shall not be modified in any manner whatsoever without the written authorization of both parties hereto and signed by both an authorized representative of Buyer and by an authorized representative of Seller.

6.5      ARBITRATION

         If any controversy or dispute arises out of this Agreement, or the breach thereof, the parties will endeavor to settle such dispute amicably. If the parties shall fail to settle any dispute, such dispute shall be finally settled by binding arbitration conducted in Clark County, Washington. All arbitration shall be in accordance with the then existing Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, provided that nothing in this section shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this Agreement shall be valid and sufficient. If either party seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party.

6.6      ATTORNEY FEES

         The prevailing party in any arbitration or lawsuit concerning this Agreement or any matter related thereto shall be entitled to any award of reasonable attorney fees and costs from the other, including fees incurred through trial, appeal or in bankrupt proceedings. Seller shall be entitled to recover reasonable attorney's fees incurred with regard to collection of payments due to repossession or disposal of collateral, without regard to the institution of legal proceedings.

7.       AUTHORIZED SIGNATURE:

         This Agreement shall be binding upon Buyer and Seller only at such time as it has been signed by an Authorized Officer of the Buyer and by an Officer, identified below, of Seller.

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ACCEPTED BY:                        SUMMIT V, INC.                     GLOBAL ALLIANCE
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
NAME (PLEASE PRINT)                 Brian W. Maggs                     James W. Brown
                                                                       (Maxxis Group, Inc.)
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NAME (SIGNATURE)                    /S/ Brian W. Maggs                 /s/ James W. Brown
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TITLE:                              Executive Vice President           President
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DATE:                               2/10/97                            2/2/97
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



Summit V, Inc.                                                  Global Alliance
(360) 256-4400 Phone           Software Service Agreement                Page 6
(360) 256-8099 Fax                                             January 30, 1997